UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada		V6H 3V9
(Address of principal executive offices)		(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following information is filed pursuant to Item 5.07, “Submission of Matter to a Vote of Security Holders.”

On May 7, 2020, Zymeworks Inc. (the “Company”), held its 2020 annual meeting of shareholders (the “Annual Meeting”). A total of 158 of the holders of the Company’s common shares were present or represented by proxy at the meeting, representing approximately 73.1% of the Company’s 45,527,655 common shares that were outstanding and entitled to vote at the Annual Meeting as of the record date of March 13, 2020. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each matter. Each of the proposals are described in further detail in the Company’s definitive proxy statement dated March 23, 2020, filed with the Securities and Exchange Commission on March 23, 2020.

Proposal 1

1.	The shareholders voted by way of ballot and the following nominees were elected as directors to serve until their term expires or until their successors are duly elected or appointed.

Nominee	Votes For	%Votes For	Votes Withheld	% Votes Withheld	Broker Non-Votes
Hollings C. Renton	23,776,748	84.19%	4,465,185	15.81%	5,022,483
Lota Zoth	23,764,694	84.15%	4,477,239	15.85%	5,022,483

Proposal 2

2.	The shareholders voted on an advisory and non-binding basis by way of ballot and approved the compensation of the Company’s named executive officers. There were 5,022,484 non-votes for this proposal.

Votes For	%Votes For	Votes Against	% Votes Against	Votes Abstaining	%Votes Abstaining
27,550,018	97.55%	266,013	0.94%	425,901	1.51%

Proposal 3

3.	The shareholders voted on an advisory and non-binding basis by way of ballot and selected every year as the preferred frequency of holding future advisory votes on the compensation of the Company’s named executive officers. There were 5,022,485 non-votes for this proposal.

Votes For 1 Year	% Votes For 1 Year	Votes For 2 Years	% Votes For 2 Years	Votes For 3 Years	% Votes For 3 Years	Votes Abstaining	% Votes Abstaining
28,181,129	99.78%	38,694	0.14%	8,650	0.03%	13,458	0.05%

Proposal 4

4.	The shareholders voted by way of ballot and KPMG LLP, chartered professional accountants, were reappointed as auditors for the Company until the close of the next annual general meeting of shareholders and the directors were authorized to determine their remuneration.

Votes For	%Votes For	Votes Withheld	% Votes Withheld
32,999,576	99.20%	264,840	0.80%

A report outlining the voting results described above is filed as Exhibit 99.1 hereto.

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 8, 2020, the Company issued a press release announcing the voting results of its Annual Meeting, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. A copy of this press release is attached as Exhibit 99.2 hereto.

The information provided under this Item (including Exhibit 99.2, attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Report on Voting Results.

99.2	Press Release issued by Zymeworks Inc. on May 8, 2020.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 8, 2020	By:	/s/ Neil Klompas
	Name: Title:	Neil Klompas Executive Vice President, Business Operations and Chief Financial Officer